As filed with the Securities and Exchange Commission on January 29, 2010
Registration No. 333-164453

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Penske Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5500	22-3086739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
(248) 648-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Shane M. Spradlin
General Counsel
Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
(248) 648-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000 (Phone) (212) 859-4000 (Fax)	Michael J. Schiavone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000 (Phone) (212) 848-7179 (Fax)

Approximate date of commencement of proposed sale to public:   As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-164453) of Penske Automotive Group, Inc. is being filed solely to file certain exhibits to the registration statement as indicated in the exhibit index incorporated by reference into Item 16 of Part II of this amendment. Other than the addition of exhibits and corresponding changes to the exhibit index and signature page, the remainder of the Form S-1 is unchanged.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our common stock being registered by this registration statement. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$6,715
FINRA filing fee	$9,919
Legal fees and expenses	$75,000
Accounting fees and expenses	$100,000
Printing expenses	$20,000
Miscellaneous	$13,000

Total	$224,634

We are paying all the expenses of offering other than the underwriting commissions and discounts paid on shares sold by selling stockholders.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Restated Certificate of Incorporation and the By-laws of Penske Automotive Group, Inc. (“Penske Automotive Group”) provide that Penske Automotive Group will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to Penske Automotive Group or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Penske Automotive Group maintains standard policies of directors’ and officers’ liability insurance.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Penske Automotive Group’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant pursuant to the foregoing provisions, or otherwise has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

a. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

b. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on January 29, 2010.

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ Robert T. O’Shaughnessy
Robert T. O’Shaughnessy
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ * Roger S. Penske	Chairman and Chief Executive Officer (Principal Executive Officer)	January 29, 2010

/s/ Robert T. O’Shaughnessy Robert T. O’Shaughnessy	Executive Vice President andChief Financial Officer(Principal Financial and Accounting Officer)	January 29, 2010

/s/ * Robert H. Kurnick, Jr.	President and Director	January 29, 2010

/s/ * John D. Barr	Director	January 29, 2010

/s/ * Michael R. Eisenson	Director	January 29, 2010

/s/ * Hiroshi Ishikawa	Director	January 29, 2010

/s/ * William J. Lovejoy	Director	January 29, 2010

/s/ * Kimberly J. McWaters	Director	January 29, 2010

/s/ * Lucio A. Noto	Director	January 29, 2010

/s/ * Richard J. Peters	Director	January 29, 2010

Signature		Position	Date

/s/ * Ronald G. Steinhart		Director	January 29, 2010

/s/ * H. Brian Thompson		Director	January 29, 2010

*By:	/s/ Shane M. Spradlin Shane M. Spradlin Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number		Description

1.1		Form of Underwriting Agreement.
3.1		Certificate of Incorporation (incorporated by reference to exhibit 3.2 to our Form 8-K filed on July 2, 2007).
3.2		Bylaws (incorporated by reference to exhibit 3.1 to our Form 8-K filed on December 7, 2007).
4	.1.1	Indenture regarding our 3.5% senior subordinated convertible notes due 2026, dated January 31, 2006, by and among us, as Issuer, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.1 to our Form 8-K filed February 2, 2006).
4	.1.2	Amended and Restated Supplemental Indenture regarding our 3.5% senior subordinated convertible notes due 2026 dated as of October 30, 2008, among us, as Issuer, and certain of our domestic subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.1 to our Form 10-Q filed on November 5, 2008).
4	.1.3	Amended and Restated Supplemental Indenture regarding our 3.5% senior subordinated convertible notes due 2026 dated as of July 30, 2009, among us, as Issuer, and certain of our domestic subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.1 to our Form 10-Q filed on July 31, 2009).
4	.2.1	Indenture regarding our 7.75% senior subordinated notes due 2016 dated December 7, 2006, by and among us as Issuer, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.1 to our current report on Form 8-K filed on December 12, 2006).
4	.2.2	Amended and Restated Supplemental Indenture regarding 7.75% Senior Subordinated Notes due 2016 dated October 30, 2008, among us, as Issuer, and certain of our domestic subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.2 to our Form 10-Q filed on November 5, 2008).
4	.2.3	Amended and Restated Supplemental Indenture regarding 7.75% Senior Subordinated Notes due 2016 dated July 30, 2009, among us, as Issuer, and certain of our domestic subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.2 to our Form 10-Q filed on July 31, 2009).
4	.3.1	Third Amended and Restated Credit Agreement, dated as of October 30, 2008, among us, DCFS USA LLC and Toyota Motor Credit Corporation (incorporated by reference to exhibit 4.4 our Form 10-Q filed November 5, 2008).
4	.3.2	Second Amended and Restated Security Agreement dated as of September 8, 2004 among us, DaimlerChrysler Financial Services Americas LLC and Toyota Motor Credit Corporation (incorporated by reference to Exhibit 10.2 to our September 8, 2004 Form 8-K).
4	.3.3	First Amendment dated October 30, 2009 to Third Amended and Restated Credit Agreement, dated as of October 30, 2008 among us, DCFS USA LLC and Toyota Motor Credit Corporation (incorporated by reference to exhibit 4.1 to our Form 10-Q filed November 3, 2009).
4	.4.1	Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc. (RBS) (incorporated by reference to exhibit 4.1 to our Form 8-K filed on September 5, 2006).
4	.4.2	Amendment dated September 29, 2008 to Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to exhibit 4.2 of our October 1, 2008 Form 8-K).
4	.4.3	Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to exhibit 4.2 to our Form 8-K filed on September 5, 2006).
4	.4.4	Amendment dated September 29, 2008 to Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to exhibit 4.3 of our October 1, 2008 Form 8-K).
4	.4.5	Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to exhibit 4.3 to our Form 8-K filed on September 5, 2006).

Exhibit
Number		Description

4	.4.6	Amendment dated September 29, 2008 to Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to exhibit 4.4 of our October 1, 2008 Form 8-K).
4	.4.7	Supplemental Agreement dated September 4, 2009 to Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to Exhibit 4.1 filed on September 8, 2009 on Form 8-K).
4	.4.8	Supplemental Agreement dated September 4, 2009 to Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS (incorporated by reference to Exhibit 4.2 filed on September 8, 2009 on Form 8-K).
4	.5*	Specimen Common Stock Certificate.
5.1		Opinion of Shane M. Spradlin, General Counsel of Penske Automotive Group, Inc., relating to the shares of Common Stock to be sold by the selling stockholders.
10.1		Form of Dealer Agreement with Honda Automobile Division, American Honda Motor Co. (incorporated by reference to exhibit 10.2.3 to our 2001 Form 10-K).
10.2		Form of Car Center Agreement with BMW of North America, Inc. (incorporated by reference to exhibit 10.2.5 to our 2001 Form 10-K).
10.3		Form of SAV Center Agreement with BMW of North America, Inc. (incorporated by reference to exhibit 10.2.6 to our 2001 Form 10-K).
10.4		Form of Dealership Agreement with BMW (GB) Limited (incorporated by reference to exhibit 10.4 to our 2007 Form 10-K).
10.5		Form of Dealer Agreement with Toyota Motor Company (incorporated by reference to exhibit 10.2.7 to our 2001 Form 10-K).
10.6		Form of Mercedes-Benz USA, Inc. Passenger and Car Retailer Agreement (incorporated by reference to exhibit 10.2.11 to our Form 10-Q for the quarter ended March 31, 2000).
10.7		Form of Mercedes-Benz USA, Inc. Light Truck Retailer Agreement (incorporated by reference to exhibit 10.2.12 to our Form 10-Q for the quarter ended March 31, 2000).
10.8		Distributor Agreement dated October 31, 2006 between smart GmbH and smart USA Distributor LLC (incorporated by reference to exhibit 10.8 to our 2007 Form 10-K) (portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).
10.9		Amended and Restated Penske Automotive Group, Inc. 2002 Equity Compensation Plan (incorporated by reference to exhibit 10.9 to our 2007 Form 10-K).
10.10		Form of Restricted Stock Agreement (incorporated by reference to exhibit 10.3 to our Form 10-Q for the quarter ended June 30, 2003).
10.11		Amended and Restated Penske Automotive Group, Inc. Non-Employee Director Compensation Plan (incorporated by reference to exhibit 10.11 to our 2007 Form 10-K).
10	.12*	Penske Automotive Group, Inc. Amended and Restated Management Incentive Plan.
10	.13.1	First Amended and Restated Limited Liability Company Agreement dated April 1, 2003 between UAG Connecticut I, LLC and Noto Holdings, LLC (incorporated by reference to exhibit 10.3 to our Form 10-Q filed May 15, 2003).
10	.13.2	Letter Agreement dated April 1, 2003 between UAG Connecticut I, LLC and Noto Holdings, LLC (incorporated by reference to exhibit 10.5 to our Form 10-Q filed May 15, 2003).
10.14		Registration Rights Agreement among us and Penske Automotive Holdings Corp. dated as of December 22, 2000 (incorporated by reference to exhibit 10.26.1 to our Form 10-K filed March 29, 2001).
10.15		Second Amended and Restated Registration Rights Agreement among us, Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. dated as of March 26, 2004 (incorporated by reference to the exhibit 10.2 to our March 26, 2004 Form 8-K).
10.16		Purchase Agreement by and between Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc., International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Penske Corporation, Penske Automotive Holdings Corp, and Penske Automotive Group, Inc. (incorporated by reference to exhibit 10.1 to our Form 8-K filed on February 17, 2004).

Exhibit
Number		Description

10.17		Stockholders Agreement among International Motor Cars Group II, L.L.C., Penske Automotive Holdings Corp., Penske Corporation and Mitsui & Co., Ltd. and Mitsui & Co. (USA), Inc. dated as of March 26, 2004 (incorporated by reference to exhibit 10.1 to our March 26, 2004 Form 8-K).
10.18		VMC Holding Corporation Stockholders’ Agreement dated April 28, 2005 among VMC Holding Corporation, U.S., Transportation Resource Partners, LP., Penske Truck Leasing Co. LLP., and Opus Ventures General Partners Limited (incorporated by reference to exhibit 10.1 to our Form 10-Q filed on May 5, 2005).
10.19		Management Services Agreement dated April 28, 2005 among VMC Acquisition Corporation, Transportation Resource Advisors LLC., Penske Truck Leasing Co. L.P. and Opus Ventures General Partner Limited (incorporated by reference to exhibit 10.1 to our Form 10-Q filed on May 5, 2005).
10.20		Joint Insurance Agreement dated August 7, 2006 between us and Penske Corporation (incorporated by reference to exhibit 10.1 to our Form 10-Q filed August 9, 2006).
10.21		Trade Name and Trademark Agreement dated May 6, 2008 between us and Penske System, Inc. (incorporated by reference to exhibit 10 to our Form 10-Q filed May 8, 2008).
10.22		Purchase and Sale Agreement dated June 26, 2008 by and among General Electric Credit Corporation of Tennessee, Logistics Holding Corp., RTLC Acquisition Corp., NTFC Capital Corporation, Penske Truck Leasing Corporation, PTLC Holdings Co., LLC, PTLC2 Holdings Co., LLC, Penske Automotive Group, Inc. and Penske Truck Leasing Co., L.P. (incorporated by reference to exhibit 10.1 to our July 2, 2008 Form 8-K).
10.23		Third Amended and Restated Limited Partnership Agreement of Penske Truck Leasing Co., L.P. dated as of March 26, 2009 (incorporated by reference to exhibit 10.1 to our Form 10-Q filed May 8, 2009).
10.24		Rights Agreement dated June 26, 2008 by and among PTLC Holdings Co., LLC, PTLC2 Holdings Co., LLC, Penske Truck Leasing Corporation and Penske Automotive Group, Inc. (incorporated by reference to exhibit 10.4 to our July 2, 2008 Form 8-K).
10.25		Amended and Restated Penske Automotive Group 401(k) Savings and Retirement Plan dated as of March 3, 2009 (“401(k) Plan”) (incorporated by reference to exhibit 10.26 to our annual report on Form 10-K filed March 11, 2009).
10	.26*	Amendment No. 1 dated December 12, 2009, to 401(k) Plan.
10.27		Amended and Restated Stock Option Plan dated as of December 10, 2003 (incorporated by reference to exhibit 10.22 to our 2003 Form 10-K filed March 15, 2004).
21.1		Subsidiary List (incorporated by reference to exhibit 21 to our 2008 Form 10-K filed March 11, 2009).
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of KPMG Audit Plc.
23.3		Consent of Shane M. Spradlin, General Counsel of Penske Automotive Group, Inc. (included in exhibit 5.1).
24	.1*	Power of Attorney.

*	Previously filed.